EXHIBIT 23.0





          CONSENT OF MACIAS GINI & COMPANY LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-44093, 333-70779, 333-53188 and 333-53190 pertaining to the
1995 Stock Option Plan, as amended, the 1998 Stock Option Plan and Employee Stock Purchase Plan and the 2000 Stock Award Plan, of Integrated Surgical Systems, Inc. of our report dated April 15, 2005, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.



MACIAS GINI & COMPANY LLP


Sacramento, California
April 15, 2005